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      [LETTERHEAD OF HOUSLEY, KANTARIAN & BRONSTEIN, P.C. APPEARS HERE]
                                                                       EXHIBIT 5


                               November 15, 1996



Board of Directors
NewSouth Bancorp, Inc.
1311 Carolina Avenue
Washington, North Carolina 27889

     RE:  Registration Statement on Form S-1

Gentlemen:

     You have requested our opinion as special counsel to NewSouth Bancorp, Inc. (the "Corporation") in connection with the Registration Statement on Form S-1 to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Registration Statement"). The Registration Statement relates to shares of common stock of the Corporation (the "Common Stock") to be issued in connection with the simultaneous conversion of Home Savings Bank, SSB from mutual to stock form and reorganization into the holding company form of ownership as a wholly owned subsidiary of the Corporation and subsequent conversion from a North Carolina stock savings bank to a North Carolina commercial bank (the "Conversion").

     In rendering this opinion, we understand that the Common Stock will be offered and sold in the manner described in the Prospectus which is a part of the Registration Statement. We have examined such records and documents and made such examination as we have deemed relevant in connection with this opinion.

     Based upon the foregoing, it is our opinion that the shares of Common Stock will, when issued and sold as contemplated by the Registration Statement, be legally issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us in the Prospectus under the heading "Legal Opinions."

                               Very truly yours,

                               HOUSLEY KANTARIAN & BRONSTEIN, P.C.



                               By: /s/ Gary R. Bronstein
                                   ---------------------------------
                                   Gary R. Bronstein